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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               CHILES OFFSHORE LLC
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              Delaware                                   76-0547408
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)



11200 Richmond Avenue, Suite 490
Houston, Texas                                                       77082
-----------------------------------------                       ----------------
(Address of Principal Executive Offices)                          (Zip Code)



If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section 12(b)       securities pursuant to Section 12(g)
of the Exchange Act and is effective       of the Exchange Act and is effective
upon filing pursuant to General            upon filing pursuant to General
Instruction A.(c), please check the        Instruction A.(d), please check the
following box. /x/                         following box./ /

Securities Act registration statement file number to which this form relates: 333-39418



        Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                            Name of Each Exchange on Which
  to be so Registered                            Each Class is to be Registered
  -------------------                            ------------------------------

     Common Stock                                 The American Stock Exchange



        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                 Title of Class

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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's prospectus, which constitutes a part of Registrant's Registration Statement on Form S-1 (File No. 333-39418), as may be amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.


ITEM 2.     EXHIBITS

            The following exhibits to this Registration Statement have been filed as exhibits to Registrant's Registration Statement on Form S-1 (File No. 333-39418), as amended, filed under the Securities Act of 1933, as amended, and are hereby incorporated herein by reference.

         EXHIBIT                       DESCRIPTION OF EXHIBIT
         NUMBER                        ----------------------
         ------

           3.1 Second Amended and Restated Operating Agreement of Chiles Offshore LLC, dated as of May 1, 2000

           3.2 Amendment, dated as of June 14, 20000, to Second Amended and Restated Operating Agreement of Chiles Offshore LLC

           3.3        Form of Certificate of Incorporation of Chiles Offshore
                      Inc.

           3.4        Form of Bylaws of Chiles Offshore Inc.

           3.5 Certificate of Formation of Chiles Offshore LLC, dated as or July 31, 1997

           3.6        Certificate of Conversion

           4.1 Form of Specimen Certificate for Common Stock of Chiles Offshore Inc.


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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  July 21, 2000
                                    CHILES OFFSHORE LLC

                                    By: /s/ William E. Chiles
                                        ---------------------------------------
                                        Name: William E. Chiles
                                        Title: President and Chief Executive
                                               Officer and Director



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